                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                             SHC CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                   SHC CORP.
                               Formerly known as
                         VICTORMAXX TECHNOLOGIES, INC.
                         40 SKOKIE BOULEVARD, SUITE 450
                           NORTHBROOK, ILLINOIS 60062

             ADDENDUM TO:  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          PROXY STATEMENT AND
                          LETTER FROM PRESIDENT TO SHAREHOLDERS

January 8, 2001

To Our Shareholders:

    It has come to our attention that the Notice of the Annual Meeting of Shareholders, Proxy Statement, and the letter from President, Terrence L. Donati, to all shareholders contained the following typographical errors:

    1. In some instances, the date of the annual meeting was listed as January 26, 2000. The correct date of the meeting is January 26, 2001. All references to the date of the Annual Meeting should be read as January 26, 2001.

    2. The Proxy Statement inadvertently states that the Proxy Statement, Notice of Meeting and Proxy were mailed to shareholders of record "on or about January 3, 2000". The Proxy Statement should read that those materials were mailed "on or about January 3, 2001."

    3. The Letter from President, Terrence L. Donati, to all shareholders was incorrectly dated January 4, 2000 and should instead be dated January 4, 2001.

    We apologize for any inconvenience these typographical errors may have caused.

                                          Sincerely,

                                          /s/ Terrence L. Donati

                                          Terrence L. Donati
                                          President
                                          Sonoma Financial Corporation (SHC
                                          Corp.)

                                   SHC CORP.
                               Formerly known as
                         VICTORMAXX TECHNOLOGIES, INC.
                         40 SKOKIE BOULEVARD, SUITE 450
                           NORTHBROOK, ILLINOIS 60062

January 4, 2000

A Letter from your President, Terrence L. Donati

To my fellow shareholders:

    With the year 2000, Sonoma Financial Corporation (SHC Corp.) was faced with many challenges; SEC filings, capital needs, management replacement, re-organization, store consolidation and store profitability, to name only a few. With 2000 now behind us, we have developed a strong management team, more capital funding, and consolidated non-productive stores--while decreasing overhead at the same time.

    We have successfully completed our SEC filings. For the first time since 1997, we have become a fully-reporting company.

    We have strong support from our management team, store staff, and a dedicated group of investors. Our goal is to make 2001 successful-not just financially, but we hope to lead the industry in quality innovations designed to better position the Company for the future. The Company and its executives and staff are committed to continued quality management, growth, and profitability in all divisions of SHC Corp.

                                          Sincerely,

                                          /s/ Terrence L. Donati

                                          Terrence L. Donati
                                          President
                                          Sonoma Financial Corporation (SHC
                                          Corp.)

                                   SHC CORP.
                               Formerly known as
                         VICTORMAXX TECHNOLOGIES, INC.
                         40 SKOKIE BOULEVARD, SUITE 450
                           NORTHBROOK, ILLINOIS 60062
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on January 26, 2000.

    As a shareholder of SHC CORP., formerly known as VICTORMAXX
TECHNOLOGIES, INC., ("SHC" or the "Company"), you are invited to be present, or represented by proxy, at the Annual Meeting of Shareholders, to be held at Fisher Island Conference Center, Fisher Island, Florida 33109, on January 26, 2001, at 9:00 a.m. Eastern time, for the following purposes:

     1. To elect Terrence L. Donati, Philip E. Ruben, Michael Pyle and John A. Annerino to the Board of Directors of the Company for a term of one (1) year.

     2. For the shareholders to consider and act upon a resolution authorizing the increase of authorized shares of the Company's Common $0.001 par stock from 100,000,000 shares to 250,000,000 shares and the increase of authorized shares of the Company's Preferred $.001 par stock from 1,000,000 shares to 20,000,000 shares.

     3. For the shareholders to consider and act upon a resolution approving the grant of options to purchase 13,000,000 shares of common stock to Terrence L. Donati in consideration of services provided to and on behalf of the Company.

     4. To ratify the appointment of Hansen, Barnett & Maxwell as the Company's independent certified public accountants for the fiscal year ending
December 31, 2000.

     5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on December 8, 2000 are entitled to vote at the Annual Meeting of Shareholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's stock must be represented at the meeting in order to constitute a quorum, all shareholders are urged either to attend the meeting or to be represented by proxy.

    If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

                                          By Order of the Board of Directors

                                          /s/ Terrence L. Donati

                                          Terrence L. Donati, Secretary
                                          January 2, 2001

    Have you moved? If so, please complete and return the change of address form on the last page.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................    3
INCORPORATION OF DOCUMENTS BY REFERENCE.....................    3
CAUTIONARY STATEMENT........................................    3
PROXY STATEMENT.............................................    4
PROPOSAL ONE: ELECTION OF DIRECTORS.........................    5
  Information Regarding Directors and Nominees..............    5
  Term Expiring at Next Shareholders' Meeting at which
    Directors are Elected...................................    6
  Information Regarding Executive Officers and Significant
    Members.................................................    6
  Directors' Compensation...................................    6
  Executive Officer Compensation............................    6
  Option Grants In 1998 and 1999............................    7
  Aggregate Option Exercises in 1998 and 1999 and Option
    Values of December 31, 1998 and December 31, 1999.......    7
    --Non-Qualified Plan....................................    7
    --Additional Options....................................    8
    --Warrants..............................................    8
  Security Ownership of Certain Beneficial Owners and
    Management..............................................    8
  Certain Relationships and Related Transactions............   10
  Market for Registrant's Common Equity and Related
    Shareholder Matters.....................................   10
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE ARTICLES OF
  INCORPORATION TO INCREASE AUTHORIZED COMMON AND
  PREFERRED STOCK...........................................   11
PROPOSAL THREE: GRANTS OF STOCK OPTIONS TO TERRENCE L.
DONATI......................................................   12
PROPOSAL FOUR: SELECTION OF AUDITORS........................   13
SHAREHOLDERS' PROPOSALS.....................................   13
GENERAL AND OTHER MATTERS...................................   13

                             AVAILABLE INFORMATION

    SHC is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at its regional offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by SHC can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006. The filings with the Commission of SHC are also available to the public form commercial document retrieval services and at the web site maintained by the Commission at "http://www.sec.gov"

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED WITHOUT CHARGE, ON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, FROM SHC CORP. AT 40 SKOKIE BOULEVARD, SUITE 450, NORTHBROOK, ILLINOIS 60062, TELEPHONE NUMBER (847) 836-6685.

    The following documents filed with the Commission by SHC (File No. 0-26328) pursuant to the Exchange Act are incorporated by reference herein:

    1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (the "SHC 10-KSB").

    2. Quarterly Reports on Form 10-QSB for the fiscal quarter ended September 30, 2000.

    All documents and reports subsequently filed by SHC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the 1999 SHC annual meeting shall be deemed to be incorporated by reference herein, and shall be a part hereof from the date of filing of such documents. Any statement contained in any documents incorporated or deemed to be incorporated by reference herein, or contained in the Proxy Statement, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of the Proxy Statement, except as so modified or superseded.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT NOT SHALL IMPLY THAT THE INFORMATION CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                              CAUTIONARY STATEMENT

    When used in this Proxy Statement the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. SHC does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SHC CORP.
                         40 SKOKIE BOULEVARD, SUITE 450
                           NORTHBROOK, ILLINOIS 60062
                                PROXY STATEMENT

    This Proxy Statement, Notice of Meeting and Proxy which will be mailed on or about January 3, 2000 are furnished in connection with the solicitation by the Board of Directors of SHC Corp. ("SHC" or the "Company") of proxies to be voted at the annual meeting of shareholders to be held at Fisher Island Convention Center, Fisher Island, Florida, 33109, on January 26, 2000 at 9:00 a.m., Eastern time, and any adjournments thereof.

    Shareholders of record at the close of business on December 8, 2000 (the "record date") will be entitled to one vote at the meeting for each share then held. On December 8, 2000, the record date, there were 99,476,639 shares of common stock of SHC outstanding. Each common share is entitled to one vote in person or by proxy, with the privilege of cumulative voting in connection with the election of directors. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A shareholder may abstain from voting or may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card. In accordance with the Company's by-laws, the holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, will constitute a quorum at the meeting of the shareholders; but in no event shall a quorum consist of less than one third of the outstanding shares entitled to vote.

    UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED, AS SPECIFIED BELOW:

1. To elect Terrence L. Donati, Philip E. Ruben, Michael Pyle and John A. Annerino to the Board of Directors of the Company for a term of one
    (1) year.

2. For the shareholders to consider and act upon a resolution authorizing the increase of authorized shares of the Company's Common $0.001 par stock from 100,000,000 shares to 250,000,000 shares and the increase of authorized shares of the Company's Preferred $.001 par stock from 1,000,000 shares to 20,000,000 shares.

3. For the shareholders to consider and act upon a resolution approving the grant of options to purchase 13,000,000 shares of common stock to Terrence
    L. Donati in consideration of services provided to and on behalf of the Company.

4. To ratify the appointment of Hansen, Barnett & Maxwell as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    All proxies may be revoked and execution of the accompanying proxy will not affect a shareholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later dated proxy. Any shareholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy.

    Since a majority of the outstanding shares of the Company's stock must be represented at the meeting in order to constitute a quorum, all shareholders are urged either to attend the meeting or to be represented by proxy. If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

    All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee of distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

    Unless authority is withheld in accordance with instructions on the proxy, the persons named in the proxy will vote the shares covered by the proxies they receive to elect the 4 nominees named in Item 1 of the proxy card. These shares may be voted cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all). Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the Board of Directors, or for fewer than 4 nominees if, in the judgment of the proxy holders, such action is necessary or desirable.

    Where a shareholder has specified a choice for or against the increase of the company's authorized common and preferred stock, approval of the grant of 13,000,000 stock options to Terrence L. Donati, or ratification of the appointment of Hansen, Barnett & Maxwell as auditors, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted as specified. Where no choice has been specified, the proxy will be voted FOR the increase of the company's authorized common and preferred stock, FOR approval of the grant of 13,000,000 stock options to Terrence L. Donati, and FOR ratification of the appointment of Hansen, Barnett & Maxwell as auditors.

    The Board of Directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

    A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. There "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares may be considered present and entitled to vote for other purposes. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

    THIS PROXY STATEMENT IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF SHC. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to shareholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram or in person without additional compensation therefor.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

    Four (4) directors are to be elected at the annual meeting for a term of ONE (1) year expiring in 2001.

    The Board of Directors has nominated Terrence L. Donati, Philip E. Ruben, Michael Pyle and John A. Annerino for election as directors for such terms. See "Information Regarding Directors and Nominees" for a description of the business experience of, and other information concerning Terrence L. Donati, Philip E. Ruben, Michael Pyle and John A. Annerino. Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named below.

INFORMATION REGARDING DIRECTORS AND NOMINEES

    The following table lists the name and age of each director of SHC, his business experience during the past five (5) years, his positions with SHC and certain directorships.

TERM EXPIRING AT NEXT SHAREHOLDERS' MEETING AT WHICH DIRECTORS ARE ELECTED

NAME                            AGE                        POSITIONS AND EXPERIENCE
----                          --------   ------------------------------------------------------------
Terrence L. Donati...         49         Director and President from 1998 to October 1999 and since
                                         January 2000, a Director and President of Sonoma since 1997,
                                         Vice President of Bantam Corp., a business brokerage firm, from 1987 to 1997.
Philip E. Ruben......         42         Director since 1999, Director and President of Kwiatt &
                                         Ruben, Ltd. since 1994. Mr. Ruben has been a practicing
                                         attorney since 1983 and concentrates his practice in the
                                         areas of securities and mergers and acquisitions.
Michael Pyle.........         61         Sales Manager of Challenger Gray & Christmas from 1995 to
                                         1997, Managing Director of IMCOR from 1997 to 1999,
                                         Associate of Total Telecommunications Technologies since
                                         1999.
John A. Annerino.....         59         Vice President, Commercial Division, Peerless Fence Co.
                                         since 1999, Director and President of American Marine
                                         Construction from 1992-1999.

    Mr. D. Desmond Paden was nominated to the Board of Directors by the Board of Directors in February, 2000. Mr. Paden has elected not to stand for re-election.

    The Company has no standing audit, nominating or compensation committees, or committees performing similar functions. The Board as a whole has performed those functions. The Board intends on establishing audit, nominating and compensation committees. In the past, the Board has had difficulty in retaining qualified directors in light of its previous lack of appropriate director and officer liability insurance coverage. The Board conducted 7 board meetings during the last full fiscal year, all of which were attended by Mr. Donati, Mr. Ruben and Mr. Paden.

INFORMATION REGARDING EXECUTIVE OFFICERS AND SIGNIFICANT MEMBERS

    Set forth below is information concerning the executive officers and other key members of SHC who were in office or engaged as of the date of this Proxy Statement.

NAME                            AGE                                POSITION
----                          --------   ------------------------------------------------------------
Terrence L. Donati...         49         President and Secretary, see "Information Regarding
                                         Directors and Nominees" for information regarding
                                         Mr. Donati's qualifications.
John Conlisk.........         50         Co-founder and Vice President of Tie and Track
                                         Systems, Inc., a manufacturer of steel railroad ties, from
                                         1994 to present; Financial Consultant to the Company since
                                         2000.

    Officers are appointed by the Boards of Directors of SHC and its subsidiaries and serve at the pleasure of each respective board. There are no arrangements or understandings between any officer and another person pursuant to which he was appointed to office except as may be hereinafter described.

DIRECTORS' COMPENSATION

    Presently, directors, whether employees of the Company or not, are not compensated for serving as directors.

EXECUTIVE OFFICER COMPENSATION

    The Company paid no salary in 1998 or 1999 to its officers.

    The Board of Directors has agreed to consider reviewing the compensation of certain officers, directors and key employees and anticipates commencing a review of relevant information for such purpose. The review will include compensation for guarantees of Company debt raising equity in order for the Company to have operating capital and other benefits provided by such persons to the

Company. It is intended that the Company will ultimately provide appropriate compensation to such persons in the future.

    In addition, the Board has approved the grant of 13,000,000 stock options to Terrence L. Donati in consideration of services rendered to and on behalf of the Company. See "Proposal Three: Grant of Stock Options to Terrence L. Donati".

    The following table sets forth information concerning the aggregate number and potential realizable values of options granted to the executive officers of SHC listed in the Summary Compensation Table during the fiscal years ended December 31, 1998 and December 31, 1999.

OPTION GRANTS IN 1998 AND 1999

    There were no grants of options made in 1998 and 1999.

AGGREGATED OPTION EXERCISES IN 1998 AND 1999 AND OPTION VALUES AS OF
  DECEMBER 31, 1998 AND 1999

    NON-QUALIFIED PLAN--During 1994, the Company granted non-qualified stock options to certain employees to purchase 24,208 shares of the Company's common stock. The options were exercisable upon vesting, and vest at one, two, and three year anniversary dates from the date of grant. Certain of these non-qualified options have been forfeited due to the termination of the employees. In years prior to 1998, 7,661 of these options were cancelled with the remaining 16,547 options being cancelled in 1998.

    In July 1995, the Company's Board of Directors and a majority of the Company's shareholders approved the 1995 Stock Option Plan (the "Stock Option Plan") covering up to 750,000 shares of the Company's common stock, pursuant to which, officers and key employees of the Company are eligible to receive incentive and/or non-qualified stock options. The Stock Option Plan expires on January 31, 2005. As of December 31,1999 and 1998, options for 749,254 shares were outstanding under the plan. These options were issued in 1995 at an exercise price of $6.00 per share and vest at one, two, and three year anniversary dates from the date of grant. Options issued under the Stock Option Plan expire September 8, 2003. In May 1996, the Company modified the outstanding non-qualified stock options. All options became immediately vested, and the exercise price was reset to $2.00 per share for current employees. The exercise prices on all other options remain as originally issued.

    During 1996, the Company granted non-qualified stock options to certain employees to purchase 1,888 shares of the Company's common stock. None of these options were exercised and all such options expired during 1998.

    A summary of the status of the Company's non-qualified stock options as of December 31, 1999 and 1998, and changes during the years then ended is presented as follows:

                                                                                                    1998
                                                                       1999                    --------------
                                                      --------------------------------------     WEIGHTED-
                                                                 WEIGHTED-AVERAGE                 AVERAGE
                                                       SHARES     EXERCISE PRICE     SHARES    EXERCISE PRICE
                                                      --------   ----------------   --------   --------------
Outstanding at beginning of year....................  749,254        $  2.00        767,689         $1.99
Granted.............................................       --             --             --            --
Exercised...........................................       --             --             --            --
Canceled............................................       --             --        (18,435)        (0.01)
                                                      -------                       -------
Outstanding at end of year..........................  749,254        $  2.00        749,254         $2.00
                                                      =======        =======        =======         =====
Options exercisable at year-end.....................  749,254                       749,254
                                                      =======                       =======
Weighted-average fair value of options granted
  during the year (unaudited).......................                 $    --                        $  --
                                                                     =======                        =====

    At December 31, 1999, the exercise price for options outstanding was $2.00, and the weighted average remaining contractual life was 2.7 years.

    ADDITIONAL OPTIONS--During March through August 1994, the Company granted additional options to purchase 209,126 shares of common stock to certain former officers, shareholders, vendors and creditors. In May 1996, the Company modified certain of these options held by an employee. The exercise price was changed to $2.00 per share for an employee. The exercise prices on all other options remain as originally issued. These options became fully vested at the date of grant and were immediately exercisable. The options expired unexercised in 1998.

    In 1995, the Company granted certain additional options to purchase 3,375 shares of common stock by certain shareholders and creditors. These options became fully vested at the date of grant and were immediately exercisable. These options expired unexercised during 1998 and 1999.

    A summary of the status of the Company's additional stock options as of December 31, 1999 and 1998, and changes during the years then ended is presented as follows:

                                                                                                   1998
                                                                      1999                    --------------
                                                     --------------------------------------     WEIGHTED-
                                                                WEIGHTED-AVERAGE                 AVERAGE
                                                      SHARES     EXERCISE PRICE     SHARES    EXERCISE PRICE
                                                     --------   ----------------   --------   --------------
Outstanding at beginning of year...................    2,542        $  0.10         212,501        $3.67
Granted............................................       --             --              --           --
Exercised..........................................       --             --              --           --
Canceled...........................................   (2,542)          0.10        (209,959)       (3.67)
                                                     -------                       --------
Outstanding at end of year.........................       --        $    --           2,542        $0.10
                                                     =======        =======        ========        =====
Options exercisable at year-end....................       --                          2,542
                                                     =======                       ========
Weighted-average fair value of
options granted during the year
(unaudited)........................................                 $    --                        $  --
                                                                    =======                        =====

    At December 31, 1998, the exercise price for options outstanding was $0.10 and the weighted average remaining contractual life was 8 months.

    WARRANTS--In connection with its 1995 initial public offering, the Company issued warrants to purchase 3,489,700 shares of common stock. At December 31, 1999 and 1998, 3,219,700 shares were exercisable at $4.50 per share and expire on August 10, 2000.

    On June 18, 1998, the Company sold all of its interest in its wholly-owned subsidiaries, U.S. Dell, Inc., Brighton Hill Enterprises, Inc., Northstar Petroleum, Inc., Randall Road Corp., and Sonoma Management Co. ("Sold Subsidiaries") to Fleetmax Corporation and Terrence L. Donati. Consideration paid by the purchasers was 5.5 million shares of the Company's common stock and debt assumption of $353,867. Concurrently with the surrender of the 5,500,000 shares, Mr. Donati was granted a warrant to purchase up to 5,500,000 shares of the Company's common stock at $.21 per share. Included in the warrant is the right of Mr. Donati to vote all of the underlying shares with respect to all matters presented to the shareholders for a vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of September 30, 2000, there were 92,472,501 shares of Common Stock issued and outstanding. The following table sets forth the number and percentage of Common Stock known by management of the Company to be beneficially owned as of September 30, 2000 by (i) all shareholders known by management of the Company to own 5% or more of the Company's Common Stock; (ii) all directors of the Company; (iii) each executive officer included in the Summary Compensation Table; and (iv) all directors, executive officers and other key employees of the Company as a group (4 persons). Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated. All stock ownership refers to common stock.

NAME AND ADDRESS                             AMOUNT AND NATURE
OF BENEFICIAL OWNER                         OF BENEFICIAL OWNER   PERCENT OF CLASS
-------------------                         -------------------   ----------------
Frank Contaldo(1).........................         8,401,995             9.09%
Terrence Donati(2)(3).....................        10,570,044            11.43%
Philip E. Ruben(4)........................         1,399,163             1.51%
D. Desmond Paden(5).......................                --               --%
Michael Pyle(6)...........................           980,000             1.06%
John A. Annerino(7).......................                --               --%
All directors, officers and
  5% shareholders as a
  group (6 persons).......................                              23.09%

------------------------

(1) Mr. Frank Contaldo's business address is 7N300 Homeward Glen Drive, St. Charles, Illinois 60175. Of the 8,401,995 shares beneficially owned by Mr. Contaldo, 6,901,995 are owned by Siena LLC, an Illinois limited liability company of which Mr. Contaldo is a member, and 1,500,000 shares are pledged to the Company's lender as collateral for a loan made to the Company.

(2) Mr. Terrence Donati's business address is 40 Skokie Boulevard, Suite 450, Northbrook, Illinois 60062. Subsequent to September 30, 2000, the Company has granted to Mr. Donati, subject to shareholder approval, an option to purchase up to 13,000,000 shares of common stock at an exercise price of $.03 per share. See "Proposal Three: Grant of Stock Options to Terrence L. Donati".

(3) Includes a warrant to purchase up to 5,500,000 shares and the right to vote the underlying shares whether or not the warrant is exercised.

(4) Mr. Ruben's business address is 211 Waukegan Road, Suite 300, Northfield, Illinois, 60093. The shares include 1,311,663 shares owned by Kwiatt & Ruben, Ltd., a law firm which serves as general counsel to the Company, of which, Mr. Ruben is a principal, and 87,500 shares owned by Mr. Ruben individually. The Company's fee arrangement with Kwiatt & Ruben, Ltd. provides that 50% of the amounts due are payable by delivery of shares of the Company's Common Stock through November, 2000, and 15% of amounts due thereafter. Subsequent to September 30, 2000, the Company has agreed to issue 3,345,605 shares in partial payment of amounts owed to Kwiatt & Ruben, Ltd by the Company.

(5) Mr. Paden's business address is 580 Milwaukee, Suite 307, Libertyville, IL 60048. Subsequent to September 30, 2000, the Company has granted to
    Mr. Paden 1,000,000 shares of common stock and an option to purchase up to 12,000,000 shares of common stock at an exercise price of $.03 per share. See "Certain Relationships and Related Transactions" below.

(6) Mr. Pyle is a nominee for director. His business address 40 Skokie Boulevard, Suite 450, Northbrook, Illinois. Mr. Pyle owns 480,000 shares individually and 500,000 shares as trustee of a family trust.

(7) Mr. Annerino is a nominee for director. His business address 40 Skokie Boulevard, Suite 450, Northbrook, Illinois

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On June 18, 1998, the Company sold all of its interest in its wholly-owned subsidiaries, U.S. Dell, Inc., Brighton Hill Enterprises, Inc., Northstar Petroleum, Inc., Randall Road Corp., and Sonoma Management Co. ("Sold Subsidiaries") to Fleetmax Corporation and Terrence L. Donati. Consideration paid by the purchasers was 5.5 million shares of the Company's common stock and debt assumption of $353,867. Concurrently with the surrender of the 5,500,000 shares, Mr. Donati was granted a warrant to purchase up to 5.5 million shares of the Company's common stock at $.21 per share. Included in the warrant is the right of Mr. Donati vote all of the underlying shares with respect to all matters presented to the shareholders for a vote.

    In addition, the Company has granted to Mr. Donati an option to purchase up to 13,000,000 shares of the Company's common stock at a price of $.03 per share. The options were granted in consideration of services provided to and on behalf of the Company by Mr. Donati, which includes personal guarantees on approximately $1,500,000 of Company debt. In addition, Mr. Donati has served as an executive officer of the Company since its inception, with the exception of the period between October 1999 to February 2000, and received no salary or compensation during either 1998 or 1999. Additionally Mr. Donati has been instrumental in obtaining and providing funding to the Company essential to the Company's continued operations.

    Philip E. Ruben is a director and a principal of Kwiatt & Ruben, Ltd., general counsel to the Company. The Company's fee arrangement with Kwiatt & Ruben, Ltd. provides that 15% of the amounts due are payable by delivery of shares of the Company's Common Stock. The agreement further provides that the stock payments would be based on the immediately prior 30 day closing trade price of the Company's stock, less a lack of liquidity discount. In addition, the Company agreed to settle certain amounts owed Kwiatt & Ruben, Ltd. by the issuance of 3,345,605 shares of common stock, which shares will be issued upon the effectiveness of the increase in the Company's authorized common stock. During 1999, the Company paid $107,462 in legal fees to Kwiatt & Ruben, Ltd.

    On October 16, 2000, the Company entered into an agreement with Mr. D. Desmond Paden, which agreement was amended on December 7, 2000. Pursuant to the agreement, and in consideration of services provided to and on behalf of the Company by Mr. Paden, the Company agreed to issue to Mr. Paden 1,000,000 shares of common stock and an option to purchase up to 12,000,000 shares of common stock at a price of $.03 per share.

    The Board of Directors has agreed to consider reviewing the compensation of certain officers, directors and key employees and anticipates commencing a review of relevant information for such purpose. It is intended that the Company will ultimately provide appropriate compensation to such persons in the future.

    MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

    The Company's common stock commenced trading on the NASDAQ Small-Cap Market ("NASDAQ") on August 10, 1995 under the symbol "VMAX" and commencing on April 17, 2000, under the symbol "VMAXE." Upon filing of the Company's 1999
Form 10-KSB document and certain other required filings, the stock will resumed trading under the symbol "VMAX." Prior to August 10, 1995, the common stock was not publicly traded. On October 23, 1996, the Company received notification from the NASDAQ Listing Qualifications Panel that because the Company did not meet the maintenance criteria for continued listing of its securities on NASDAQ, the Company's Securities would be delisted from NASDAQ effective at the close of business on October 24, 1996. Subsequent to that date, the Securities of the Company have been quoted on the OTC Bulletin Board and currently trade under the symbol "SONM". The following table sets forth the high and low closing sales price for each quarterly period since January 1, 1998 for the common stock, as reported on the OTC Bulletin Board.

                                                               HIGH             LOW
                                                             --------         --------
Fiscal Year ended December 31, 1998
  First Quarter............................................     .38              .22
  Second Quarter...........................................     .30              .20
  Third Quarter............................................     .28              .12
  Fourth Quarter...........................................     .25              .14
Fiscal Year ending December 31, 1999
  First Quarter............................................     .25              .09
  Second Quarter...........................................     .25              .15
  Third Quarter............................................     .31             .125
  Fourth Quarter...........................................     .23              .11
Fiscal Year Ending December 31, 2000
  First Quarter............................................     .44             .125
  Second Quarter...........................................     .26              .06
  Third Quarter............................................              Not Available
  Fourth Quarter...........................................    .125              .02

    To date, the Company has not paid any dividends on its common stock. The payment of dividends, if any, in the future is within the discretion of the Company's board of directors and will depend upon the Company's ability to generate earnings, its capital requirements, and financial condition and other relevant factors. The Company does not intend to declare any dividends in the foreseeable future.

                                 PROPOSAL TWO:
APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED
                           COMMON AND PREFERRED STOCK

    The Board of Directors believes that it is in the Company's best interest to amend the Company's certificate of incorporation to increase the number of shares of common stock the company is authorized to issue from 100 million to 250 million and to increase the number of preferred shares from 1 million to 20 million.

    As of December 8, 2000, approximately 99,476,639 of the SHC's currently authorized common shares were issued and outstanding and 0 preferred shares were issued and outstanding.

    SHC may acquire additional companies. From time to time, it may pay for acquisitions with SHC stock. The Board believes that the proposed increase in the number of authorized shares is desirable to maintain the Company's flexibility in choosing how to pay for acquisitions and other corporate actions such as equity offerings to raise capital and adoption of additional benefit plans. The Board will determine the terms of any such issuance of additional shares.

    If this proposal is approved, all or any of the authorized shares may be issued without further shareowner action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the shareowners for subscription. The issuance of shares otherwise than on a pro-rate basis to all shareowners would reduce the proportionate interest in the company of each shareowner.

    We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make such actions more difficult or to discourage an attempt to acquire control of the company.

    As of December 8, SHC has granted, subject to the approval of this proposal number 2, options to purchase 38,000,000 shares of common stock. 25,000,000 of such options have been granted to current and former executive officers and directors for services rendered to and on behalf of the Company. The remaining 13,000,000 options have been granted in connection with a loan made to the Company in the fourth quarter of 2000, and permits the lender to convert the entire principal of the loan into shares of SHC common stock. It is anticipated that a similar loan will be consummated in the first quarter of 2001. In addition, the Company is obligated to issue 3,345,605 shares in payment of certain outstanding expenses. Also, the Company recently agreed to a settlement of certain litigation which would require the Company to issue an additional 1,300,000 shares of common stock. Other than the foregoing, the Company has no contracts, agreements or understandings for stock issuances which in the aggregate would involve the use of a number of shares that exceeds the amount currently authorized but unissued.

    The terms of the securities to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Board of Directors.

    For a description of management's discussion and analysis of the financial condition and results of operations of the Company, see the Company's
Form 10-KSB for the year ended December 31, 1999 and Form 10-QSB for the period ended September 30, 2000, which documents are incorporated by reference.

    The Board believes that failure to authorize the increase in available shares will have a severe negative impact on the Company's ability to raise additional capital necessary to finance the continued and anticipated operations of the Company.

    The Board has unanimously adopted resolutions setting forth the proposed amendment to the certificate of incorporation, declaring its advisability and directing that the proposed amendment be submitted to the shareowners for their approval at the annual meeting. If approved by the shareowners, the amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Illinois.

    The proposed amendment requires the affirmative vote of at least two-thirds of the votes of the shares entitled to vote on the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREOWNERS SPECIFY OTHERWISE IN THEIR PROXIES.

                                PROPOSAL THREE:
                  GRANT OF STOCK OPTIONS TO TERRENCE L. DONATI

    The Board of Directors has approved a grant of 13,000,000 stock options to Terrence L. Donati. The exercise price for the options is $.03 per share and were granted in consideration for services provided to and on behalf of the Company by Mr. Donati.

    Except for the period from approximately October 1999 through January 2000, Mr. Donati has been an executive employee of the Company. Mr. Donati has served as the Company's President, and was responsible for all of the operations of the Company. Mr. Donati has also personally guaranteed approximately $1,500,000 of the indebtedness of the Company and its subsidiary, Payday Check Advance, Inc. In addition, Mr. Donati has been and continues to be instrumentral in obtaining financing critical to the Company's past, present and future operations. The Board believes the terms of this grant to be fair and consistent with those which would be negotiated in an arms-length transaction. In 1998 and 1999, Mr. Donati received no salary or compensation for any of these services.

    This option grant is being presented to shareholders for ratification. The favorable vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote (assuming a quorum is present) is required to approve the stock option grant.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR AUTHORITY WITHHELD IS SPECIFIED.

                                 PROPOSAL FOUR:
                             SELECTION OF AUDITORS

    The Board of Directors appointed Hansen, Barnett & Maxwell independent certified public accountants, to audit the financial statements of the Company and its wholly-owned subsidiaries for the fiscal year ending December 31, 2000. Hansen, Barnett & Maxwell has served as principal auditors for the Company since 1999. No representative of Hansen, Barnett & Maxwell will be present at the meeting. Accordingly, no statement will be made by any such representative, and no opportunity to ask questions will of any such representative will be available.

    This appointment is being presented to shareholders for ratification. The favorable vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR AUTHORITY WITHHELD IS SPECIFIED.

                            SHAREHOLDERS' PROPOSALS

    Any shareholder may notify management of his intention to present a proposal for action at the next annual meeting by delivery of a notice to be reviewed by management not less than 120 calendar days in advance of the solicitation date of SHC's next annual meeting or for action at any other meeting at a reasonable time before solicitation is made, and any proposal received by March 30, 2001 will be considered for action at the next annual meeting. Such notices should be submitted to SHC Corp., 40 Skokie Boulevard, Suite 450, Northbrook, Illinois, 60062, Attention: Corporate Secretary.

                           GENERAL AND OTHER MATTERS

    Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

    The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

    You are urged to sign and return your proxy.

/s/ Terrence L. Donati

---------------------------------------------

Terrence L. Donati

Secretary

HAVE YOU MOVED?

SHC Corp.

40 Skokie Boulevard, Suite 450

Northbrook, Illinois 60062

Please change my address on the books of SHC Corp.

------------------------------------------------------------------------

Name of Owner

------------------------------------------------------------------------

Print Name exactly as it appears on Stock Certificate

--------------------------------------------------------------------------------

From (Old Address)

(Please print)

------------------------------------------------------------------------

To (New Address) Street Address       City or Town       State       Zip Code

Date
--------------

------------------------------------------------------------------------

Signature

Owner(s) should sign name(s) exactly as appears on Stock Certificate. If this form is signed by a representative, evidence of authority should be supplied.

MAY BE ENCLOSED IN ENVELOPE WITH PROXY CARD

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF SHC CORP.
               ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 26, 2001

    The undersigned stockholder of SHC Corp., an Illinois corporation (the "Company"), hereby appoints Ronald Rosenfeld an attorney at Kwiatt &
Ruben, Ltd., with full power of substitution, as the proxy of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on January 26, 2001 at 9:00 a.m. Eastern time at Fisher Island Conference Center located at Fisher Island, Florida 33109 and at any adjournments thereof, on the following matters and in the following manner:

1. To elect Terrence L. Donati, Philip E. Ruben, Michael Pyle and John A. Annerino to the Board of Directors of the Company for a term of one (1) year.

  / /  FOR ALL DIRECTORS        / /  WITHHOLD AUTHORITY
       (except as marked to          TO VOTE FOR ALL
       the contrary)                 NOMINEES LISTED
       (to withhold authority
       for any individual
       director, strike that
       nominee's name from the
       list above)

2. For the shareholders to consider and act upon a resolution authorizing the increase of authorized shares of the Company's Common $0.001 par stock from 100,000,000 shares to 250,000,000 shares and the increase of authorized shares of the Company's Preferred $.001 par stock from 1,000,000 shares to 20,000,000 shares

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. For the shareholders to consider and act upon a resolution approving the grant of options to purchase 13,000,000 shares of common stock to Terrence L. Donati in consideration of services provided to and on behalf of the Company.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. To ratify the appointment of Hansen, Barnett & Maxwell as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDER DEEMS ADVISABLE.

                                              __________________________________
                                              Signature                     Date

                                              __________________________________
                                              Signature                     Date

                                              Sign exactly as your name(s)
                                              appears on your stock certificate.
                                              A corporation is requested to sign
                                              its name by its President or other
                                              authorized officer, with the
                                              office held designated. Executors,
                                              administrators, trustees, etc.,
                                              are required to so indicate when
                                              signing. If stock is registered in
                                              two names, BOTH should sign.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.